SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant  ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

U.S. RARE EARTHS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

U.S. RARE EARTHS, INC.

2014

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

_____________________

November 20, 2014

at 1:30 p.m. Central Time
_____________________

Marriott at Legacy Town Center
7121 Bishop Road
Plano, TX 75024

U.S. RARE EARTHS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 20, 2014

    The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of U.S. Rare Earths, Inc. (the “Company”) will be held at the Marriott at Legacy Town Center located at 7121 Bishop Road, Plano, TX 75024 on Thursday, November 20, 2014, at 1:30 p.m. Central Time, to consider the following proposals:

1.      To re-elect the eight current directors of the Company to hold office until the next annual meeting of stockholders;

2.      To ratify the appointment of PMB Helin Donovan, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2014;

3.      To act on such other matters as may properly come before the meeting or any adjournment thereof.

    The foregoing matters are described more fully in the accompanying proxy statement. The Board of Directors has fixed October 6, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting.

    We cordially invite all shareholders to attend the Annual Meeting in person. Only stockholders or their proxy holders and Company guests may attend the meeting.  Whether or not you expect to attend the Annual Meeting in person, your vote is important to us, and we therefore encourage you to vote as soon as possible. As an alternative to voting in person at the Annual Meeting, you may vote by telephone, over the Internet, or by mailing your proxy card in the enclosed postage-prepaid envelope. Voting by any of these methods will ensure your representation at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors

/s/ John Victor Lattimore, Jr.
John Victor Lattimore, Jr.
Chair of the Board of Directors

WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS COUNTED.

U.S. Rare Earths, Inc.
5600 Tennyson Parkway, Suite 240
Plano, Texas, 75024
(972) 294-7116

____________________

PROXY STATEMENT
_______________________

    This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board” or “Board of Directors”) of U.S. Rare Earths, Inc. (“we”, “us”, “our” or the “Company”) to be voted at the Annual Meeting of Stockholders (“Annual Meeting”) which will be held at the Marriott at Legacy Town Center located at 7121 Bishop Road, Plano, TX 75024 on Thursday, November 20, 2014, at 1:30 p.m. Central Time, and at any postponements or adjournments thereof.  The proxy materials will be mailed to stockholders on or about October 15, 2014.

            You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or follow the instructions below to submit your proxy over the telephone or on the Internet.

    If you attend the Annual Meeting in person, you may vote at the Annual Meeting even if you have previously returned a proxy card. Please note, however, that if your shares are held of record by a broker, bank or agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder as described in more detail below.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

    We have sent you this proxy statement, the enclosed proxy card and our Annual Report on Form 10K/A for the year ended December 31, 2013 because our Board of Directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

    We intend to mail this proxy statement and accompanying proxy card on or about October 15, 2014 to all shareholders of record entitled to vote at the Annual Meeting.

What is the proxy card?

    The proxy card enables you to appoint Kevin Cassidy, our Chief Executive Officer, and F. Scott Chrimes, our Chief Financial Officer, as your representatives at the Annual Meeting.  By completing and returning a proxy card, you are authorizing these individuals to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card.  This way, your shares will be voted whether or not you attend the Annual Meeting.

What is a proxy statement?

    A proxy statement is a document that we are required by regulations of the Securities and Exchange Commission (“SEC”) to give you when we ask you to sign a proxy card designating Messrs. Cassidy and Chrimes as proxies to vote on your behalf.

What is in this proxy statement?

    This proxy statement describes the proposals on which we would like you, as a stockholder, to vote at the Annual Meeting. It gives you information on the proposals, as well as other information about us, so that you can make an informed decision.

    At the Annual Meeting, stockholders will act upon the following matters described in detail in this proxy statement:

1.      To re-elect our eight current directors to hold office until the next annual meeting of stockholders;

2.      To ratify the appointment of PMB Helin Donovan, LLP as our independent auditors for the fiscal year ending December 31, 2014;

3.      To act on such other matters as may properly come before the meeting or any adjournment thereof.

Who is entitled to vote at the Annual Meeting?

    Only stockholders of record at the close of business on October 6, 2014, the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. These shares include those (1) held directly in your name as the stockholder of record and (2) held for you as the beneficial owner through a broker, bank or agent.

What is the difference between a stockholder of record and a beneficial owner?

    Most of our stockholders hold their shares through a broker, bank or agent rather than directly in their own name as the stockholder of record. As summarized below, there are some important distinctions between shares held of record and those owned beneficially.

●             Stockholder of Record—If your shares are registered directly in your name with our transfer agent, Manhattan Transfer Registrar Company, you are considered the stockholder of record with respect to these shares. As the stockholder of record, you have the right with respect to these shares to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

●           Beneficial Owner—If your shares are held in a stock brokerage account or by a bank or agent, you are considered the beneficial owner of shares held in street name and your broker, bank or agent is considered the stockholder of record with respect to those shares. As the beneficial owner of these shares, you have the right to direct your broker, bank or agent on how to vote these shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a legal proxy from your broker, bank or agent. Your broker, bank or agent has provided voting instructions for you to use. If you wish to attend the Annual Meeting and vote in person shares held in street name, please contact your broker, bank or agent so that you can receive a legal proxy to present at the Annual Meeting.

What does it mean if I receive more than one proxy card?

    It means that you have multiple accounts at our transfer agent or with your broker, bank or agent. Please complete, sign and return all proxy cards to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, in the future it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

What constitutes a quorum?

    The presence at the meeting, in person or by proxy, of the holders of a majority of the number of shares of common stock issued and outstanding on the record date will constitute a quorum permitting the meeting to conduct its business. On the record date, there were 32,650,934 shares of our common stock issued and outstanding.

    For the purpose of determining the presence of a quorum, proxies marked "withhold authority" or "abstain" will be counted as present. Shares represented by proxies that include so-called broker non-votes, as described in greater detail below, also will be counted as shares present for purposes of establishing a quorum.

What are Abstentions?

    An "abstention" occurs when a stockholder sends in a proxy marked "ABSTAIN" regarding a particular proposal. For purposes of establishing a quorum, shares that stockholders abstain from voting in person and shares covered by proxies received but marked "ABSTAIN" as to any or all proposals count as present at the Annual Meeting.

    Abstentions will have no effect on the outcome of the vote regarding Proposal 1 (the re-election of directors) but will have the same effect as a vote "AGAINST" Proposal 2 (the ratification of the appointment of PMB Helin Donovan, LLP as our independent registered public accountants for 2014).

What are the voting rights of the holders of Company common stock?

    Each share of our common stock entitles the holder to one vote on all matters to come before the Annual Meeting. The following voting rights are associated with respect to the proposals:

●   As to Proposal 1 regarding the re-election of directors, you may vote "FOR" or "WITHHOLD" with respect to all or any of the nominees.

●   As to Proposal 2 regarding the ratification of the appointment by the Audit Committee of our Board of Directors of PMB Helin Donovan, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014, you may vote "FOR," "AGAINST" or "ABSTAIN." If you elect to abstain, it will have no effect on the outcome of the vote on this proposal.

How will my shares be voted if I am a stockholder of record?

    If you are a stockholder of record and do not vote by telephone, via the Internet or by returning a signed proxy card, your shares will not be voted unless you attend the Annual Meeting and vote your shares in person.

    If you vote by telephone or via the Internet and do not specify voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors. Similarly, if you sign and submit your proxy card or voting instruction card with no instructions, your shares will be voted in accordance with the recommendations of our Board of Directors.

If I am a beneficial owner of shares, can my brokerage firm vote my shares?

    If you are a beneficial owner and do not give instructions to your bank, brokerage firm, or other agent, by the date specified in the voting instructions, it will nevertheless be entitled to vote your shares of common stock in its discretion on "routine matters".  Proposal 2 (the ratification of the appointment of PMB Helin Donovan, LLP as our independent registered public accountants for 2014) is considered a routine matter, while Proposal 1 (the re-election of directors) is not considered routine.  Absent your instructions, the record holder will not be permitted to vote your shares on non-routine matters. Shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients are considered "broker non-votes" and are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal. It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to Proposal 1 (the re-election of directors) are counted.

What vote is required for the proposals?

    The following votes are required with respect to the proposals:

●   As to Proposal 1 regarding the re-election of directors, the eight nominees receiving the greatest number of affirmative votes cast, known as a "plurality vote," will be elected.

●           As to Proposal 2 regarding the ratification of the appointment of PMB Helin Donovan, LLP as our independent auditors for the fiscal year ending December 31, 2014, the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required.

An automated system administered by our transfer agent will tabulate votes cast by proxy at the Annual Meeting, and the inspector of elections for the Annual Meeting will tabulate votes cast in person at the Annual Meeting.

What are the Board's recommendations?

                   The recommendations of our Board of Directors are set forth together with the description of each proposal in this proxy statement. In summary, our Board of Directors recommends a vote:

●      "FOR" re-election of the directors named in this proxy statement as described in Proposal 1; and

●      "FOR" approval of the appointment of PMB Helin Donovan, LLP as our independent auditors for the fiscal year ending December 31, 2014 as described in Proposal 2;

How can I attend the Annual Meeting?

    You may attend the Annual Meeting if you are listed as a stockholder of record as of October 6, 2014 and bring proof of your identity such as a driver’s license or passport. If you hold your shares in street name through a broker or agent, in addition to bringing proof of your identity, you will need to provide proof that you are the beneficial owner of the shares by bringing a valid proxy if you wish to vote your shares in person at the Annual Meeting.

How can I vote my shares?

Stockholders of Record

    If you are a stockholder of record, which means your shares are registered in your name, you may vote or submit a proxy:

●        By Telephone— To vote by telephone, call (877) 645-8691 (toll-free in the U.S. and Canada only) from a touch tone telephone and follow the instructions. You will need your personal identifier located above your name and address on your proxy card mailed to you.

●        By Internet—If you have Internet access, you may submit your proxy by going online at  www.mtrcoproxy.com/usrareearths, clicking the proxy card (on-line) link, completing the Proxy Card (on-line) and clicking on “Submit Proxy Vote”. You will need your personal identifier located above your name and address on your Proxy Card mailed to you.

●  By Mail—You may do this by marking, dating and signing your proxy card and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States.

●  In Person at the Meeting — If you attend the Annual Meeting, you may deliver a completed and signed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described above so that your vote will be counted if you are unable or decide not to attend the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you change your proxy instructions as described below.

Beneficial Owners

    If you are a beneficial owner of shares held in a stock brokerage account or by a bank or agent, you should receive a notice containing voting instructions from that organization rather than directly from us. Simply follow the voting instructions in the notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or agent. Follow the instructions from your broker, bank or agent included with these proxy materials, or contact your broker, bank or agent to request a proxy form.

Can I change my vote or revoke my proxy?

    You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly as the stockholder of record, you may accomplish this by granting another proxy that is properly signed and bears a later date, by sending a properly signed written notice to our Secretary or by attending the Annual Meeting and voting in person. To revoke a proxy previously submitted by telephone or through the Internet, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you change your proxy instructions as described above. All written notices should be addressed as follows: U.S. Rare Earths, Inc., 5600 Tennyson Parkway, Suite 240, Plano, Texas, 75024, Attention: Secretary. Stockholders whose shares are held in "street name" should consult with their broker, bank or agent concerning the method for revoking their proxies.

Do stockholders have dissenters’ right of appraisal?

    Holders of shares of our common stock do not have appraisal rights under Nevada law or under the governing documents of the Company in connection with this solicitation.

Do any officers and directors have an interest in the matters to be acted upon?

    Except for the re-election of our current directors to the Board, none of our officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

    The solicitation of proxies is being made on behalf of the Board of Directors. We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of the notice, the proxy statement, the proxy card and Annual Report on Form 10-K/A.  Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

PROPOSAL 1

RE-ELECTION OF DIRECTORS

    Our bylaws currently specify that the number of directors shall consist of not less than three and not more than nine directors, the exact number of which shall be fixed from time to time by our Board of Directors. Our Board currently consists of eight persons. Each director is elected to the Board for a one-year term until the following annual meeting of stockholders and until his successor has been elected and qualified or until the director's earlier resignation or removal.

    As a condition to a Settlement Agreement entered into in March 2013 settling a series of claims and counter-claims raised in September 2012 regarding the composition of our Board of Directors, each of the parties to such agreement entered into a Voting Shareholder Agreement dated March 14, 2013 and effective upon approval of the settlement on June 5, 2013 (the “Voting Agreement”). The Voting Agreement provides that the "Lattimore Shareholders" (including John Victor Lattimore, Jr., Unique Materials, LLC, an affiliate of Mr. Lattimore, Michael Parnell, Matthew Hoff and Kevin M. Cassidy) have the right to appoint five directors to our Board of Directors, two of which must be "independent" as defined in the agreement. The "Blue Cap Shareholders" (Edwin I. Cowle, H. Deworth Williams, Geoff Williams, Blue Cap Development Corp. and Children's International Obesity Fund, Inc.) have the right to appoint two directors to our Board of Directors.

    The Voting Agreement also provides: (i) that the number of members of our Board of Directors is to remain at seven unless increased pursuant to the provisions of our bylaws and applicable Nevada law; (ii) each slate of directors shall be approved by both the Lattimore Shareholders and the Blue Cap Shareholders; (iii) that no individual who is 75 years or older may serve on our Board of Directors nor may any descendant of an individual who is less than 75 year of age may serve on our Board of Directors; and (iv) that our Board of Directors shall meet at least quarterly in accordance with an agreed schedule. The Voting Agreement also restricts the transfer and sale of restricted shares of our common stock. The Voting Agreement is effective until March 14, 2015, and is automatically null and void and of no further effect upon expiration without any action required of any party to the agreement.

    By written agreement, the parties to the Voting Agreement have agreed that the current directors of the Company shall be the joint slate of nominees for re-election at the Annual Meeting subject to their qualification to serve as members of our Board of Directors under applicable law, our bylaws and our corporate governance policies.

    Accordingly, our Board, based on the recommendation of our Nominations and Governance Committee, has nominated our current members of our Board, John Victor Lattimore, Jr., Kevin Cassidy, Mark Crandall, General (ret) Tommy Franks, Reagan Horton, Senator J. Robert Kerrey, Carol Kondos, and Nancy Ah Chong, for re-election as our directors.

    The following table sets forth certain information about our current directors.

Name	Age	Position
Kevin M. Cassidy	58	Director and Chief Executive Officer
John Victor Lattimore, Jr.	64	Chairman of the Board
Mark Crandall*	56	Director and Chairman of Audit Committee (1)
General (ret) Tommy Franks*	69	Director, and Chairman of Nominations and Governance Committee (2)(3)
Reagan Horton*	39	Director (2)(3)
Senator J. Robert Kerrey*	71	Director (1)(3)
Carol Kondos*	64	Director and Chairman of the Compensation Committee (1)(2)
Nancy Ah Chong	46	Director
___________________
*           Independent director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominations and Governance Committee

    Set forth below is certain biographical information regarding each of our current directors.

    Kevin M. Cassidy was appointed Chief Executive Officer on March 8, 2013 and served as Acting Interim Chief Executive Officer from December 10, 2012 to March 7, 2013. In addition, since August 24, 2011, Mr. Cassidy has served as a member of our Board of Directors. Since 1995, Mr. Cassidy has served as Managing Member of Logic International Consulting Group, LLC (“Logic”) a consulting firm founded by Mr. Cassidy that specializes in the development of global trading businesses and the creation of the requisite infrastructure, management and support paradigms of said platforms. Previously, Mr. Cassidy was a Founding Partner and Chief Operating Officer of Archeus Capital Management, LLC, a multi-strategy hedge fund that managed in excess of $3.0 billion in assets. Mr. Cassidy was responsible for optimizing the use of the firm's capital balance, which regularly exceeded $1 billion by deploying an effective treasury and cash management strategy at the firm. Mr. Cassidy previously served as the Chief Operating Officer for Bank Julius Baer (BJB), based in Zurich. BJB at that time was the largest privately held Bank in Switzerland where he was a member of the BJB Management Committee and responsible for organizing and directing the re-branding of the BJB global trading platform, including both new product and business development. In addition, Mr. Cassidy developed the global FX Option Trading Business and Operating Support Paradigm for the bank. Prior to BJB, Mr. Cassidy was Managing Director of UBS, where he was the Global Head of Fixed Income Derivatives Support. He also served as the Global Head of the Bank's Derivatives Infrastructure, including operations, finance, IT systems and legal. While at UBS, Mr. Cassidy was also President of UBS Securities Swaps Inc., the bank's U.S.-based derivatives platform and business center. Earlier in his career, Mr. Cassidy was Managing Director of Bear Sterns, where he was credited with the development of multiple new products, including Currency Exchange Warrants and Remarketed Preferred, and was also responsible for the new product planning and development group. Mr. Cassidy began his career at Merrill Lynch, where he rose to the position of Senior Section Manager in charge of New Product Planning and Development. In this position, he was credited with the development of the Remarketed Preferred Product and Trading Platform, and the development of the Short Term Put Securities Product and Global Trading Platform. Mr. Cassidy was appointed a member of our Board of Directors based on his significant experience and contacts in the banking industry.

    John Victor Lattimore, Jr. was appointed Chairman of our Board of Directors on June 27, 2011 and has served on our Compensation Committee and Nominations and Governance Committee from September 5, 2013 to April 8, 2014. Since 1996, Mr. Lattimore has served as President and Chairman of the Board of Lattimore Properties, Inc. (“Lattimore Properties”). Lattimore Properties is a privately owned Texas-based company with real estate holdings in Texas, Colorado and Mexico and private investments in mining, pharmaceuticals and software development. From 1986 to 2011, he was President of Lattimore Materials Company, LP (“Lattimore Materials”), one of the largest privately-owned concrete production and aggregate mining companies in the Southwest United States prior to its sale in March 2011 to Halcim (USA) Inc. Mr. Lattimore is a member of the Board of the Congressional Medal of Honor Foundation. He is also on the board of the National Center for Policy Analysis, a Dallas, Texas and Washington, D.C.-based public policy think tank. Mr. Lattimore was appointed a director based on his significant experience and contacts in the rare earth element industry.

    Mark Crandall was appointed a member of our Board of Directors on June 27, 2013 and since September 5, 2013 serves as Chairman of our Audit Committee. Mr. Crandall co-founded Morgan Stanley's energy business in the early 1980s. In 1993, he became a founding partner in Trafigura, an energy trading company, which grew to $30 billion in sales and 1,000 employees in 58 offices worldwide. During his tenure with Trafigura, Mr. Crandall was responsible for electricity trading across Europe, which spurred his interest in renewable generation technologies and deepened his understanding of the fundamentals of the power markets in advanced economies. Later, Mr. Crandall started Continental Wind Power (CWP), an alternative energy power company, in 2005 by investing his own personal funds in broader emerging markets, including Polish and Romanian wind development, before eventually bringing in outside capital when CWP was officially formed in 2007. From 2008 to 2013, Mr. Crandall acted primarily as Chairman of CWP, while also pursuing some other private investment interests in energy and mining. Mr. Crandall attended Swarthmore College, where he was a candidate for a B.A. in the fall of 1980, Majoring in Comparative Religion with a Minor in Economics. Mr. Crandall was appointed our Board of Directors based on his experience in the energy field, particularly in Europe.

    General (ret) Tommy Franks was appointed to our Board of Directors on August 26, 2013 and since September 5, 2013 serves as Chairman of our Nominations and Governance Committee and member of our Compensation Committee. General (ret) Franks has operated Franks & Associates, LLC, a private consulting firm, since 2003. General (ret) Franks was promoted to 4 Star General and appointed as Commander-in-Chief, United States Central Command in July 2000. The world knows General (ret) Franks best following the culmination of an almost four-decade military career that saw him lead American and Coalition troops in two strategically unprecedented campaigns in two years as Commander of Operation Enduring Freedom in Afghanistan and Operation Iraqi Freedom in Iraq. The General's awards include five Distinguished Service Medals, four Legions of Merit, four Bronze Stars and three Purple Hearts in addition to numerous foreign awards. He was appointed Knight Commander of the Order of the British Empire (KBE) by order of Her Majesty Queen Elizabeth II on May 25, 2004. President George W. Bush awarded General (ret) Franks the Nation's highest civilian award, the Presidential Medal of Freedom, on December 14, 2004. General (ret) Franks attended the University of Texas, Arlington, where he graduated with a Bachelor's Degree in Business Administration, and Shippensburg University where he graduated with a Master's Degree in Public Administration. General (ret) Franks is also a graduate of the Armed Forces Staff College and the Army War College. General (ret) Franks has received honorary degrees from a number of universities including his alma mater, Shippensburg University, and his wife's alma mater, Oklahoma State University. General (ret) Franks serves on the boards of the University of Texas, Arlington and William Penn University. General (ret) Franks served on the board of CEC Entertainment, Inc. (NYSE: CEC) and previously served on the board of Bank of America (NYSE: BAC) and OSI Restaurant Partners, Inc. He is Co-Chair of the Flight 93 memorial foundation and serves as an Advisor to the Military Child Education Coalition, Operation Home Front Oklahoma, and the Southeastern Guide Dog Organization. General (ret) Franks was appointed to our Board of Directors based on his leadership experience and interest in making America self-sufficient in mining and processing rare earth elements.

    Reagan Horton was appointed to our Board of Directors on November 14, 2013 and has served as a member of our Compensation Committee and our Nominations and Governance Committee since April 8, 2014. Since 2011, Mr. Horton has been President of R&R Riverview LLC, a commercial real estate company that owns properties in the Phoenix metropolitan area, and, since 2010, he has served as President of Double R Land Co. LLC, a company that purchases farm and ranch land in North Texas. Since 2004, Mr. Horton has served as President of RMDM Management, LLC, a private investment company. Since 1998, he has served as Vice President of Operations of Strawn Valley Ranch, a 15,000 acre farm and ranch operation, and as Vice President of Don and Marty Management Group, Inc., a private investment company. Since 1997, he has served as Vice President of Titan Investments, a private investment company. Mr. Horton received a Bachelor's of Business Administration from Southern Methodist University in 1997. Mr. Horton was appointed to our Board of Directors because of his investment experience.

    Senator J. Robert Kerrey was appointed as a member of our Board of Directors on June 1, 2013 and has served as a member of our Audit Committee since September 5, 2013 and our Nominations and Governance Committee since April 8, 2014. Senator Kerrey was President of The New School in New York City from January 2001 until January 2011 and President Emeritus until January 2013. From 1988 to 2000, Senator Kerrey served as United States Senator from Nebraska. During that period, he was a member of numerous congressionally-chartered commissions and Senate committees, including the Senate Finance and Appropriations Committees and the Senate Select Committee on Intelligence. Prior to that time, he served as Governor of Nebraska from 1982 to 1987. A former member of the elite Navy SEAL Team, Senator Kerrey is a highly decorated Vietnam veteran who was awarded the Congressional Medal of Honor—America's highest military honor. Prior to his public service in Nebraska, the U.S. Senate and in academia, Senator Kerrey was a self-made businessman who—upon returning from the Vietnam War and starting from scratch in 1972—built a chain of highly successful restaurants and health clubs. Senator Kerrey is a director of Chart Acquisition Corp. (NASDAQCM: CACG) and Tenet Healthcare Corporation (NYSE: THC), and was previously a director of Scientific Games Corporation (NASDAQGS: SGMS), Jones Group (NYSE: JNY) and Genworth Financial, Inc. (NYSE: GNW). Senator Kerrey was appointed to our Board of Directors because of his extensive experience in strategic planning and government contracts.

    Carol Kondos was appointed as a member of our Board of Directors on August 26, 2013 and has served as a member of our Audit Committee since September 5, 2013 and as Chairman of the Compensation Committee since February 3, 2014. Ms. Kondos is a practicing attorney in Dallas, Texas and has been President of Kondos & Kondos Law Offices since 1984, as well as President of COMTEK Group, a staffing company, since it was founded in 2001. Kondos & Kondos provides corporate legal services focused on transactional work and personal injury. Ms. Kondos has been involved in the creation, management and/or sale of several businesses, which have all required an involvement in navigating and understanding various Federal departments and their regulations. As the corporate attorney for two telecommunications companies, Qwest Microwave and ComLink Telecom, Ms. Kondos was tasked with ensuring each company was aware of all relevant FCC regulations, guidelines and practices and that their business practices were in compliance. Ms. Kondos has been intricately involved with two "Women Owned" businesses. As President of NeoGenex, a biotech company, Ms. Kondos was responsible for, among other duties, obtaining FDA licensing and approval of its products for sale. As the President of COMTEK Group (certified WBE by the Women's Business Council—Southwest), Ms. Kondos is familiar with all aspects of COMTEK's IT Consulting and Staffing services and currently holds a U.S. Department of Defense security clearance at the secret level. COMTEK is able to provide the U.S. Government a variety of products and services. In her capacity as President of COMTEK, Ms. Kondos has gained the knowledge and understanding necessary to properly manage and maintain the corporate standards necessary in order to hold that clearance. In 1971, Ms. Kondos graduated with a Bachelor of Science from the University of Wisconsin. She earned a Doctor of Jurisprudence degree in 1978 from the University of Loyola School of Law in Chicago, Illinois. Ms. Kondos was appointed to our Board of Directors because of her regulatory background and experience.

    Nancy Ah Chong was appointed as a member of our Board of Directors on May 23, 2013. From August 2004 to the present, she has been an office manager for Williams Investment Company, a Salt Lake City, Utah with a focus on mergers, acquisitions, business consolidations and financings. Between 2004 and 2011, Ms. Ah Chong served as landman for U.S. Rare Earths, Inc.- Delaware and Thorium Energy, Inc. where her duties included preparing notices of location, recording and filings with the BLM, and researching title to the minerals in fee lands, patented mining claims, and unpatented mining claims. Previously, Ms. Ah Chong was exploration drafter for Barrick Goldstrike Mines, Inc. from 1991-1999. From May 1989 to 1991, Ms. Ah Chong was a geological drafter for Echo Bay Minerals Company. From 1986 to 1989, Ms. Ah Chong was a geological drafter and field assistant for Westmont Mining Company. Since September 2006, Ms. Ah Chong has served as director and officer of Westgate Acquisitions Corp. and Eastgate Acquisitions Corp. and since February 2012 she has served as director and officer of Protect Pharmaceutical Corporation (OTCBB: PRTT). She was previously a director and officer of Greyhound Commissary, Inc., now known as Tanke Biosciences Corp. Ms. Ah Chong attended Omaha Institute of Art and Design in Omaha, Nebraska. Ms. Chong’s experience in the rare earth elements industry qualifies her to serve as a director.

Required Vote

    The re-election of our directors requires the affirmative vote of a plurality of the votes cast by stockholders, who are entitled to vote, present in person or represented by proxy at the Annual Meeting, which will be the nominees receiving the largest number of votes, which may or may not constitute less than a majority.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL 1.

Information Regarding the Board of Directors and Corporate Governance

Family Relationships

    There are no family relationships among any of our directors or executive officers. Kevin Cassidy and Diane Cassidy, who serves as a significant consultant, are brother and sister.

Involvement in Certain Legal Proceedings

    None of our current directors or executive officers has, to the best of our knowledge, during the past ten years:

●
Had any petition under the federal bankruptcy laws or any state insolvency law filed by or against, or had a receiver, fiscal agent, or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time hereof, or any corporation or business association of which he was an executive officer at or within two years before the time hereof;

●	Been convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

●
Been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	Engaging in any type of business practice; or

(iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

●
Been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described in (i) above, or to be associated with persons engaged in any such activity;

●
Been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

●
Been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, where the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated;

●
Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)	Any Federal or State securities or commodities law or regulation;

(ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●
Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities and Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Meetings of the Board of Directors and Committees

    During the year ended December 31, 2013, our Board held a total of ten meetings. All members of our Board of Directors attended 75% or more of the meetings of our Board except for Mark Crandall and Senator J. Robert Kerrey, who attended twenty percent and sixty percent, respectively, of the meetings since their appointment to our Board. During the year ended December 31, 2013, our then recently constituted Audit Committee, Compensation Committee and Nominations and Governance Committee did not convene any meetings.

Policy Regarding Attendance at Annual Meetings of Stockholders

    We invite our Board members to attend our annual stockholder meetings, but do not require attendance.

Director Independence

    Our Board of Directors, based on the recommendation of our Nominations and Governance Committee, has determined that, of our directors, Mark Crandall, General (ret) Tommy Franks, Reagan Horton, Senator J. Robert Kerrey, and Carol Kondos, satisfy the independence requirements of the SEC and NASDAQ listing standards and are considered independent directors. In making such determinations, our Board of Directors considered the relationships that each such non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Committees

    Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominations and Governance Committee, each of which operates under a charter that has been approved by our Board.

    Our Board has determined that all of the members of each of the Board's three standing committees are independent as defined under the rules of the NASDAQ listing standards. In addition, all members of the Audit Committee meet the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).

Audit Committee

    Our Board of Directors established an Audit Committee on September 5, 2013. Our Audit Committee is to provide assistance to the Board in fulfilling our responsibilities and our stockholders relating to: (1) maintaining the integrity of our financial reports, including our compliance with legal and regulatory requirements, (2) the independent auditor's qualifications and independence, (3) the performance of our internal audit function in cooperation with the independent auditors, and (4) the preparation of the report required by the rules of the SEC to be included in our annual proxy statement. Our Audit Committee is directly responsible for the appointment, compensation and oversight of the independent auditors (including the resolution of any disagreements between management and the independent auditors regarding financial reporting), approving in advance all auditing services, and approving in advance all non-audit services provided by the independent auditors. The independent auditors report directly to the committee. In addition, our Audit Committee is to review our annual and quarterly financial reports in conjunction with the independent auditors and financial management.

    Our Audit Committee is to be composed of at least three directors. The current members of the Audit Committee are Messrs. Crandall and Kerrey and Ms. Kondos, each of whom has been determined to be independent under applicable SEC rules and NASDAQ listing standards. Mr. Crandall was appointed to serve as the Chairman of the Audit Committee. Our Board has also determined that Mr. Crandall meets the definition of an "audit committee financial expert" as defined in the rules and regulations of the SEC.

    Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.usrareearths.com.

Compensation Committee

    Our Board of Directors established a Compensation Committee on September 5, 2013. Our Compensation Committee is responsible for: (1) reviewing and approving goals and objectives underlying the compensation of our Chief Executive Officer (“CEO”), evaluating the CEO's performance in accordance with those goals and objectives, and determining and approving the CEO's compensation; (2) recommending to the Board the compensation of executive officers other than the CEO, subject to Board approval; (3) administering any incentive compensation and equity-based plans, subject to Board approval; (4) preparing the compensation report required by the rules and regulations of the SEC for inclusion in our annual proxy statement; and (5) periodically reviewing the results of our executive compensation and perquisite programs and making recommendations to the Board with respect to annual compensation (salaries, fees and equity) for our executive officers and non-employee directors.

    The Compensation Committee is to be composed of at least two directors. The current members of the Compensation Committee are Ms. Condos, General (ret.) Franks and Mr. Horton, each of whom has been determined to be independent under applicable SEC rules and NASDAQ listing standards. Ms. Kondos was appointed to serve as the Chairman of the Compensation Committee.

    Our Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on our website at www.usrareearths.com.

Nominations and Governance Committee

Our Board of Directors established the Nominations and Governance Committee on September 5, 2013 for the purpose of: (1) assisting the Board in identifying individuals qualified to become Board members and recommending to the Board the nominees for election as directors at the next annual meeting of stockholders; (2) assist the Board in determining the size and composition of the Board committees; (3) develop and recommend to the Board the corporate governance principles applicable to us; and (4) serve in an advisory capacity to the Board and the Chairman of the Board on matters of organization, management succession planning, major changes in our organizational and the conduct of Board activities.

    Potential nominees for election as directors are identified by the Board of Directors based on the criteria, skills and qualifications that have been recognized by the Nominations and Governance Committee. While our nomination and corporate governance policy does not prescribe specific diversity standards, the Nominations and Governance Committee and its independent members seek to identify nominees that have a variety of perspectives, professional experience, education, differences in viewpoints and skills, and personal qualities that will result in a well-rounded Board of Directors.

    The Nominations and Governance Committee is to be composed of at least three directors The current members of the Nominations and Governance Committee are General (ret.) Franks and Messrs. Horton and Kerrey, each of whom has been determined to be independent under NASDAQ listing standards. General (ret.) Franks was appointed to serve as the Chairman of the Nominations and Governance Committee.

    Our Board of Directors has adopted a written charter for the Nominations and Governance Committee, a copy of which is available on our website at www.usrareearths.com.

Board Leadership Structure and Role in Risk Oversight

    We have separated the positions of Chair of the Board of Directors and Chief Executive Officer. Given the demanding nature of these positions, we believe it is appropriate to separate the positions of Chair and Chief Executive Officer.  Our Chair presides over all meetings of the Board of Directors.  He communicates frequently with the Chief Executive Officer on matters of importance. He has responsibility for shaping the Board’s agendas and consults with all directors to ensure that the Board agendas and Board materials provide the Board with the information needed to fulfill its responsibilities.  From time to time he may also represent the Company in interactions with external stakeholders, at the discretion of the board.

Compensation Committee Interlocks and Insider Participation

    None of our executive officers serves as a member of the Board of Directors or Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or our Compensation Committee.

    Messrs. Cowle and Lattimore previously served as members of our Compensation Committee, both of whom have entered into related party transactions with us. See 'Certain Relationships and Related Transactions" below.

Code of Ethics

    We have adopted conduct and ethics standards titled the Code of Conduct & Ethics, which is available at www.usrareearths.com. These standards were adopted by our Board of Directors to promote transparency and integrity. The standards apply to our Board of Directors, executives and employees.

Communication with our Board of Directors

    Our stockholders and other interested parties may communicate with our Board of Directors by sending written communication in an envelope addressed to "Board of Directors" in care of the Chairman of the Board, 5600 Tennyson Parkway, Suite 240, Plano, Texas 75024.

Additional Information for Submission of Nominations for Director

    The Nominations and Governance Committee will consider director nominations made by stockholders in accordance with the requirements of the Company’s bylaws consistent with the procedures set forth in the bylaws. Our bylaws require that a stockholder who wishes to nominate an individual for election as a director at our annual meeting of stockholders must give us advance written notice in accordance with our bylaws.

    The stockholder's notice must provide as to each person whom the stockholder proposes to nominate for election as a director:

●         the name, age, business address and residence address of the person;

●         the principal occupation or employment of the person

●        the class or series and number of shares of our capital stock that are owned beneficially or of record by the person; and

●        any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder

    In addition, as to the stockholder giving the notice, the stockholder must indicate:

●        the name and record address of such stockholder;

●        the class or series and number of shares of our capital stock that are owned beneficially or of record by such stockholder;

●        a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names and addresses) pursuant to which the nominations(s) are to be made by such stockholder;

●        any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

    This notice must be accompanied by a signed questionnaire in a form provided by the Company that inquires as to, among other things, the nominee’s independence and director eligibility. All notices must be delivered or mailed to U.S. Rare Earths, Inc., 5600 Tennyson Parkway, Suite 240, Plano, Texas, 75024, Attention: Secretary.

DIRECTOR COMPENSATION

The following table sets forth certain information regarding compensation to non-executive members of our Board of Directors during the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash $(1)	Stock Awards $(2)(3)		Option Awards	Non-equity Incentive Plan Compensation $	Non-qualified Deferred Compensation Earnings $	All Other Compensation $		Total $
Nancy Ah Chong	—	—		—	—	—	—		—
Edward F. Cowle(4)	—	—		—	—	—	—		—
Mark Crandall	—	—		—	—	—	—		—
General (ret) Tommy Franks	—	1,460,000		—	—	—	—		1,460,000
Reagan Horton	—	730,000		—	—	—	—		730,000
Senator J. Robert Kerrey	—	1,460,000		—	—	—	—		1,460,000
Carol Kondos	—	438,000		—	—	—	—		438,000
John Victor Lattimore, Jr.	—	2,222,650	(5)	—	—	—	5,253,600	(6)	7,476,250
Winston S. Marshall(4)	—	—		—	—	—	—		—

________________________
(1)           Each member of our Board has agreed to serve without cash remuneration.

(2)           The amount referenced is the grant date fair value of stock awards determined in accordance with ASC Topic 718.

(3)
On December 30, 2013, restricted stock awards were made to the following persons for their board service: Mr. Lattimore (500,000 shares), Senator Kerrey (500,000 shares), General Franks (500,000 shares), Ms. Kondos (150,000 shares) and Mr. Horton (250,000 shares) at the fair value of $2.92 per share. The grants are in the form of restricted common stock grants. Each of the grants is subject to an irrevocable, exclusive option in our favor to repurchase any shares not released from our repurchase option subject to the grant for a period of 60 days exercisable only in the event a director ceases to be a service provider to us for any reason (other than termination of such director by us or termination for no reason). On each of the first, second, third and fourth anniversaries of the grant, 25% of the issued shares of common stock will be released from our repurchase option. In the event of a "change in control" all shares subject to the grant will be released from our repurchase option subject to certain exceptions.

(4)           Messrs. Marshall and Cowle resigned from our Board on September 5, 2013, and on November 14, 2013, respectively.

(5)
Represents the fair value of (i) 500,000 in restrictive stock awards described in note (3) above, (ii) 1,086,128 shares of our common stock issued upon the conversion of three promissory notes held by Unique Materials, Inc., an affiliate of Mr. Lattimore, and (iii) 66,667 shares of our common stock held by the John & Mark Family Limited Partnership of which an affiliate of Mr. Lattimore is the sole general partner.

(6)
Represents the fair value of an option to acquire 3,000,000 shares of our common stock issued to Lattimore Properties, Inc., an affiliate of Mr. Lattimore. Lattimore Properties paid $75,000 for the option and $150,000 paid to Lattimore Properties by Logic under the terms of the consulting agreement between the parties dated July 1, 2013.

    We use stock grants as incentive compensation to attract and retain qualified candidates to serve on the board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to us as well as the skill-level required by our members of the board.

Information about the Executive Officers

    The executive officers are elected annually by our Board of Directors and hold office until their successors are elected and duly qualified.  The following table sets forth certain information about our current executive officers:

Name	Age	Position
Kevin Cassidy	57	Director and Chief Executive Officer
F. Scott Chrimes	60	Chief Financial Officer and Secretary

    Set forth below is certain biographical information regarding each of our current executive officers.

    Kevin M. Cassidy – see biographical information on page 6 above.

    F. Scott Chrimes was appointed as our Chief Financial Officer and Secretary on April 30, 2014. Mr. Chrimes has served as Vice President, Chief Financial Officer and Secretary/Treasurer of Lattimore Properties since 1996. Lattimore Properties is a privately owned Texas-based company with real estate holdings in Texas, Colorado and Mexico and private investments in mining, pharmaceuticals and software development. In addition, from February 2014 until June 2014, Mr. Chrimes served as a director and Chief Financial Officer and Secretary of BioChemics, Inc., a privately-held pharmaceutical development company. From 1991 to 2011, Mr. Chrimes also served as Chief Financial Officer of Lattimore Materials, one of the largest privately-owned concrete production and aggregate mining companies in the Southwest United States prior to its sale in March 2011 to Halcim (USA) Inc. Prior to joining Lattimore Materials, Mr. Chrimes was the Controller for the privately-owned holdings of Edwin L. Cox, Jr. Mr. Chrimes has over 35 years of financial and administrative experience during his business career, including responsibility for financial reporting, general accounting, tax, treasury and cash management, management information systems, human resources and labor negotiations, financing and legal affairs. Mr. Chrimes received his BBA, with an emphasis in accounting, from North Texas State University in 1975. He became a Certified Public Accountant, licensed in Texas, in 1981.

Significant Consultant

    Diane Cassidy has served as our Chief Administrative Officer since June 2013. In addition, Ms. Cassidy has served as Chief Operating Officer of Logic since 2010 where she is responsible for treasury and cash management, investor relations, business planning, media outreach, major sales and marketing efforts, quality control, employee/HR matters and managing internal systems and business processes. Prior to joining Logic, from 2008 to 2010, Ms. Cassidy was Head of North American Business Development for the Bank of New York Mellon Corporation. While there, Ms. Cassidy was responsible for business strategy, business development, existing client relationships and new product development. Ms. Cassidy offers more than 30 years of accomplish laden experience in the financial services industry. She began her career at Citibank in the Custody and Securities Lending Division and spent 20 years with the bank. She earned a BS in Education from Brooklyn College.

EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table sets forth information concerning the compensation of our named executive officers and a former named executive officer during the years ended December 31, 2013 and 2012.

Name And Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Option Awards ($)	All Other Compensation ($)		Total ($)
Kevin Cassidy(2)	2013	—		—	7,800,000	(3)	—	600,000	(4)	8,400,000
Chief Executive Officer and Director	2012	—		—	—		—	600,000	(5)	600,000
Mark Scott(6)	2013	60,000	(7)	—	—		—	—		60,000
Former Chief Financial Officer	2012	52,000	(8)	—	19,440	(9)	—	—		71,440
Michael D. Parnell(10)	2013	151,000	(11)	—	—		—	—		151,000
Former National Accounts Director,	2012	137,500	(12)	—	270,000	(13)	—	—		407,500
Former Chief Operating Officer,
Former Chief Executive Officer and Former Director
Daniel McGroarty(14)	2013	120,000	(15)	—	—		—	40,000	(16)	160,000
Former President and Director	2012	120,000	(17)	—	1,852,500	(18)	—	—		1,972,500
_______________________
(1)	Reflects the aggregate grant date fair value of stock awards granted during the relevant fiscal year calculated in accordance with FASB ASC Topic 718.
(2)
Mr. Cassidy was appointed Chief Executive Officer on March 8, 2013 and served as Acting Interim Chief Executive Officer from December 10, 2012 to March 7, 2013. He was a director but not an executive officer or employee prior to such time, and he was not paid a salary for his role as Acting Interim Chief Executive Officer for the short time he served in this role during 2012. Mr. Cassidy also is the managing member of Logic. See "Employment and Consulting Agreements" below.

(3)
On June 28, 2013, we converted $800,000 in consulting fees owed to Logic into 800,000 shares of our common stock at a value of $1.00 per share. Of this amount, 500,000 shares of common stock were issued for services provided in 2012 and 300,000 shares of common stock were issued for services provided during the first six months of 2013. On October 7, 2013, we issued 3,000,000 shares of common stock at a price of $1.00 per share to Mr. Cassidy for consulting services rendered to us in connection with the settlement of the stockholder litigation described in "Certain Relationships and Related Transactions" below. We valued the 3,000,000 shares at the June 5, 2013 fair market value of $1.94 and expensed $5,820,000 during the year ended December 31, 2013. In addition, on December 30, 2013, Mr. Cassidy was granted a restricted stock award for Board service of 500,000 shares that vest annually in four equal installments. The grant was issued at the grant date market value of $2.92 per share on December 30, 2013.

(4)
Represents consulting fees of $300,000 paid to Logic in the form of 300,000 shares of our common stock at a value of $1.00 per share and a cash payment of $300,000 for consulting fees due to Logic. These fees are unrelated to Mr. Cassidy's employment or Board service.

(5) (6)
Represents $100,000 paid to Logic for consulting services and $500,000 of accrued and unpaid fees for consulting services due to Logic. These fees are unrelated to Mr. Cassidy's employment or Board service. On June 28, 2013, the accrued and unpaid fees of $500,000 were satisfied by the issuance of 500,000 shares of our common stock at a price of $1.00 per share.
Mr. Scott served as Chief Financial Officer from December 19, 2011 until April 30, 2014.

(7)        Represents paid consulting fees of $55,000 and accrued and unpaid consulting fees of $5,000.
(8)	Represents paid consulting fees of $48,000 and accrued and unpaid consulting fees of $4,000 at December 31, 2012, which were paid in 2013.
(9)	During 2012, Mr. Scott was granted 72,000 shares of our common stock. The shares were valued at the market price of $0.27 per share on the date of grant.
(10)
Mr. Parnell served as Chief Executive Officer from December 31, 2007 to December 10, 2012 and director from December 31, 2007 until June 28, 2013. Mr. Parnell was also Chief Operating Officer from March 8, 2013 to June 26, 2013 and served as Acting Interim Chief Operating Officer from December 10, 2012 to March 7, 2013. Mr. Parnell served as our National Accounts Director from June 26, 2013 until May 12, 2014.

(11)       Represents accrued but unpaid salary of $151,000.
(12)       Represents paid salary of $52,535 and accrued but unpaid salary of $84,965.
(13)
Represents the value of 1,000,000 shares of our common stock issued to Mr. Parnell under the terms of his employment contract in connection with the change in control that occurred with the U.S. Rare Earths (Delaware) merger. The 1,000,000 shares were valued at the market price of $0.27 on the date of issuance. On June 28, 2013, Mr. Parnell forfeited 750,000 shares. This 750,000 forfeiture is part of the retrieval or "claw back" of not less than 2.1 million shares of our common stock that were authorized for issuance to certain individuals on August 27, 2012 for non-cash consideration and future services that was included in the Settlement Agreement.

(14)	Mr. McGroarty served as a director from December 15, 2010 until June 28, 2013 and as President from November 29, 2011 until July 31, 2013.
(15)       Represents paid salary.
(16)	Represents the amount paid by us to Mr. McGroarty for an option to purchase up to 800,000 shares of our common stock at a price of $1.00 per share on or before April 30, 2014.
(17)       Represents paid salary of $40,000 and accrued but unpaid salary of $80,000.
(18)       During 2012, Mr. McGroarty was granted 650,000 shares of our common stock valued at the market price of $2.85 per share.

Outstanding Equity Awards in Fiscal Year Ended December 31, 2013

    There were no outstanding equity awards as of December 31, 2013.

Employment and Consulting Agreements

Logic International Consulting Group, LLC

    On March 11, 2011, we signed an exclusive Services Agreement with Logic International Consulting Group, LLC (“Logic”). Our Chief Executive Officer and director, Kevin Cassidy is the founder and managing member of Logic. Under the Services Agreement, Logic agreed to provide certain advisory services to us. On December 31, 2011, the Services Agreement was automatically extended to December 11, 2013 and can be renewed for additional terms of 12 month periods unless either party gives the other 45 days written notice of termination. The Services Agreement can be cancelled with ninety days written notice. The Services Agreement provides for a monthly payment of $50,000 to Logic. In addition, since June 2013, we have reimbursed Logic for a portion of the compensation due to Mr. Cassidy's administrative assistant in the amount of $2,500 per month.

    On March 10, 2011, we issued a warrant to Logic for the purchase of 1,300,000 shares of our common stock. The warrant is exercisable at $0.50 per share for a period of five years expiring on March 10, 2016. The warrant contains certain dilutive provisions related to subsequent equity sales and the issuance of additional common stock. The warrant contains certain piggyback registration rights.

    On November 29, 2011, we issued a warrant to Logic for the purchase of 800,000 shares of our common stock. The warrant is exercisable at $0.50 per share on a cash or cashless basis for a period of five years expiring on November 29, 2016. The warrant contains certain dilutive provisions related to subsequent equity sales and the issuance of additional common stock. The warrant contains certain piggyback registration rights.

    On December 31, 2011, Logic cancelled the warrant granted on March 10, 2011 for 1,300,000 shares and the warrant granted on November 29, 2011 warrant for 800,000 shares.

    On December 31, 2011, we issued a warrant to Logic for the purchase of 1,300,000 shares of our common stock. The warrant is exercisable at $0.50 per share for a period of five years expiring on March 9, 2016. In addition, on December 31, 2011, we issued a warrant to Logic for the purchase of 800,000 shares of our common stock. The warrant is exercisable at $0.50 per share for a period of five years expiring on November 28, 2016. The warrants may be called by us if we have registered the sale of the underlying shares with the SEC and a closing price of $7.00 or more for our common stock has been sustained for five trading days. The warrants contain certain piggyback registration rights.

    On June 28, 2013, we converted unpaid consulting fees of $800,000 owed to Logic into 800,000 shares of our common stock at $1.00 per share. The fair value of the common stock on the date of issuance was $1.65 per share, and we recorded the difference between the conversion price and the market value of $520,000 as loss on settlement of debt.

Lattimore Properties

    As of July 1, 2012 Lattimore Properties, an affiliate of John Victor Lattimore, Jr., the Chairman of our Board of Directors, entered into a Consulting Agreement with Logic pursuant to which Lattimore Properties provides executive management, strategic planning and general office administration to Logic for a fee of $25,000 per month. The agreement has a term of one year commencing on July 1, 2013, unless sooner terminated on 30 days' prior written notice. The term of the agreement may be extended upon the mutual written agreement of the parties.

F. Scott Chrimes

    On April 30, 2014, our Board of Directors appointed F. Scott Chrimes to serve as our Chief Financial Officer and Secretary, effective immediately, replacing Mark Scott. Mr. Chrimes also serves as Chief Financial Officer and Secretary/Treasurer of Lattimore Properties and, as such, is employed and paid a salary by Lattimore Properties.

Mark Scott

    On December 19, 2011, we entered into a Consulting Agreement with Mark Scott in connection with his service as Chief Financial Officer of our company. Under the agreement, Mr. Scott was entitled to $4,000 per month plus $3,000 of restricted shares of our common stock per month based on a $2.85 share price. On August 31, 2012, our Board of Directors approved the issuance of 72,000 shares of common stock to Mr. Scott pursuant to the Consulting Agreement. The term of the Consulting Agreement expired on December 31, 2012, and we paid Mr. Scott $5,000 per month during 2013 on a month-to-month basis. On April 30, 2014, Mr. Scott was removed as Chief Financial Officer and between June 1, 2014 and August 13, 2014, we retained Mr. Scott as a consultant at a rate of $5,000 per month.

Diane Cassidy

    In June 2013, we retained Diane Cassidy, the sister of Kevin Cassidy, our Chief Executive Officer and director, as a consultant to perform certain management services. From June to October 2013, Ms. Cassidy was paid at the rate of $5,000 per month, increasing to $10,000 per month in November and December 2013. Since February 2014, Ms. Cassidy has been paid at the rate of $16,667 per month.

Michael Parnell

    On December 10, 2010, we entered into a Revised Employment Agreement with Michael Parnell, our former Chief Executive Officer, Chief Operating Officer and director. On June 26, 2013, Mr. Parnell accepted the position of National Accounts Director.

    Under the terms of the employment agreement, Mr. Parnell's annual salary was $125,000 in year one, $137,500 in year two and $151,000 in year three. Mr. Parnell was awarded 300,000 shares of restricted common stock. In the event that we are sold or merged or there is a change in control, Mr. Parnell is entitled to receive, at his discretion, severance of $500,000 in cash or restricted common stock at $0.50 per share. Mr. Parnell is eligible for vacation of six weeks, benefit programs and incentive bonuses as approved by our Board of Directors. The employment agreement had a three year term and was automatically renewable for additional one year periods unless ninety days' notice is provided by either party.

    On July 26, 2011, we entered into an Addendum to a Revised Employment Agreement with Mr. Parnell. The addendum extended the term of employment by two years until December 10, 2015 subject to additional one year renewal periods unless ninety days' notice is provided by either party. The addendum provides that Mr. Parnell's annual salary for year four is $166,100 and $182,710 for year five. We also agreed to issue to Mr. Parnell 125,000 restricted shares of our common stock in years four and five. In the event of a change in control by merger, acquisition, takeover or otherwise, the share amounts due in years four and five would become immediately due and payable.

    On May 12, 2014, we entered into a Termination and Release Agreement with Mr. Parnell pursuant to which Mr. Parnell resigned as National Accounts Director of the Company effective immediately, his employment agreement was terminated, and all compensation due to Mr. Parnell was extinguished. The agreement also provides for a mutual release of claims by the parties and indemnification by us of Mr. Parnell in certain circumstances.

Daniel McGroarty

    On November 29, 2011, Daniel McGroarty was appointed our President. On January 1, 2012, we entered into an Executive Employment Agreement with Mr. McGroarty employing Mr. McGroarty as our President. Under the terms of the employment agreement, Mr. McGroarty's salary was $120,000 in year one and was to be negotiated in years 2 and 3. The employment agreement also provided for the grant to Mr. McGroarty of 650,000 shares of restricted common stock and further provided that 100,000 shares of common stock that were previously granted to Mr. McGroarty were fully vested as of November 30, 2011.  The employment agreement had a three year term and was automatically renewable for additional one year periods unless ninety days' notice is provided by either party.

    On August 14, 2013, we accepted the resignation of Daniel McGroarty effective July 31, 2013 as President of UREE and its subsidiaries. The parties entered into a Stock Repurchase Option and Severance Agreement whereby (i) the parties agreed to settle all back pay and compensation claims with a payment of $60,000; (ii) we agreed to repurchase 100,000 of shares of our common stock from Mr. McGroarty on or before September 30, 2013 for $100,000 or $1.00 per share (paid); and (iii) we paid $40,000 for an option to acquire up to 800,000 shares of our common stock from Mr. McGroarty for $1.00 per share on or before April 30, 2014.

    The foregoing option was not exercised and on September 15, 2014, we entered into a further agreement with Mr. McGroarty pursuant to which we agreed, among other things, to repurchase 50,000 shares of our common stock by September 22, 2014 at $1.10 per share and 150,000 shares of our common stock by October 15, 2014 at $1.10 per share and were granted an option to repurchase 400,000 shares of our common stock at $1.10 per share on or before January 1, 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information with respect to the beneficial ownership of our common stock, as of October 6, 2014 by (i) each person known by us to beneficially own more than 5% of our common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our executive officers and directors as a group.

    The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

    Unless otherwise indicated below, each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address of Beneficial Owner	No. of Shares Beneficially Owned		Percentage Shares Beneficially Owned(1)
5% Shareholders
Edward F. Cowle	3,250,000		10.0%
1 Renaissance Square Apt 17 F
White Plains, New York 10601
H. Deworth Williams	2,795,000	(2)	9.5%
2681 East Parleys Way, Suite 204
Salt Lake City, UT 84109
Blue Cap Shareholders	7,034,500	(3)	21.5%
Lattimore Shareholders	17,955,764	(4)	47.9%
Directors and Named Executive Officers
Kevin M. Cassidy	5,871,111	(5)	17.2%
F. Scott Chrimes	15,000		*
Michael D. Parnell	1,287,375	(6)	3.9%
Mark Scott	72,000	(7)	*
John Victor Lattimore, Jr.	8,901,158	(8)	24.7%
Nancy Ah Chong	—		*
Mark Crandall	—		*
Senator J. Robert Kerrey	500,000	(9)	1.5%
General (ret) Tommy Franks	500,000	(9)	1.5%
Carol Kondos	250,000	(10)	*
D. Reagan Horton	250,000	(11)	*
All directors and executive officers as a group (9 persons)	16,287,269	(12)	43.5%
________________________________

* Indicates less than 1%

(1)
Based on 32,650,934 shares of common stock outstanding as of October 6, 2014. This amount does not include 1,250,000 shares of our common stock that were previously authorized for issuance by our Board of Directors but are unissued and subject to claim by certain of our former directors.

(2)           Based in part upon a Schedule 13D filed by H Deworth Williams on May 9, 2012.

(3)
Edward Cowle, H. Deworth Williams, Geoff Williams, Blue Cap Development Corp., and Children's International Obesity Fund, Inc. as "Blue Cap Shareholders" under the Voting Agreement, may be deemed to have formed a "group" under Rule 13d-5(b) of the Exchange Act. As a result and based solely upon shares of record held by the Blue Cap Shareholders as of October 6, 2014, the Blue Cap Shareholders may be deemed to beneficially own 7,034,500 shares of our common stock (or 21.5% of our common stock outstanding) on a combined basis.

(4)
Kevin Cassidy, John Victor Lattimore, Jr., Unique Materials, LLC (“Unique Materials”), Michael Parnell, Matthew Hoff, Daniel McGroarty and Winston Marshall as "Lattimore Shareholders" under the Voting Agreement, may be deemed to have formed a "group" under Rule 13d-5(b) of the Exchange Act. As a result, as of June 30, 2014, the Lattimore Shareholders may be deemed to beneficially own 17,955,764 shares of our common stock (or 47.9% of our common stock outstanding) on a combined basis.

(5)
Represents (i) 4,450,000 shares of common stock directly owned by Mr. Cassidy, of which 500,000 vest in four equal annual installments commencing on December 31, 2014, and (ii) warrants to purchase 1,421,111 shares of common stock owned by Logic.

(6)           Represents shares of common stock owned by the Michael D. Parnell Living Trust.

(7)           Represents shares of common stock owned by an entity jointly owned by Mr. Scott and his spouse.

(8)
Represents (i) 700,000 shares of common stock directly owned by Mr. Lattimore, of which 500,000 vests in four equal annual installments commencing on December 31, 2014, (ii) 250,000 shares of common stock owned by Mr. Lattimore's wife, (iii) 2,396,334 shares of common stock owned by Lattimore Properties, Inc. (“Lattimore Properties”) of which Mr. Lattimore is the President and Chairman, (iv) 2,137,277 shares of common stock owned by Unique Materials, which is wholly owned by Lattimore Properties; (v) 66,667 shares of common stock owned by the John & Mark Family Limited Partnership, of which Lattimore Properties is the sole general partner; (vi) warrants to purchase 350,880 shares of common stock owned by Lattimore Properties; and (vii) an option to purchase 3,000,000 shares of common stock owned by Lattimore Properties.

(9)           Represents 500,000 shares of common stock that vest in four equal annual installments commencing on December 31, 2014.

(10)	Represents (i) 150,000 shares of common stock that vest in four equal annual installments commencing on December 31, 2014, and (ii) 100,000 shares of common stock owned by Ms. Kondos' husband.

(11)    Represents 250,000 shares of common stock that vest in four equal annual installments commencing on December 31, 2014.

(12)    Represents (i) an aggregate of 11,515,278 shares of common stock, of which 2,400,000 vest in four equal annual installments commencing on December 31, 2014, and (ii) warrants and options to purchase an aggregate of 4,771,991 shares of common stock.

    There are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

COMPLIANCE UNDER SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of copies of reports furnished to us, or written representations that no reports were required, we believe that during the year ended December 31, 2013, our executive officers, directors and 10% holders complied with all filing requirements, with the following possible exceptions:

    The following Form 3’s were filed late:

Person	Transaction Date	Required Filing Date	Actual Filing Date

Mark Crandall	6/26/2013	7/5/2013	9/13/2013
J. Robert Kerrey	6/26/2013	7/5/2013	9/13/2013
Tommy Franks	8/26/2013	9/5/2013	9/13/2013
Carol Kondos	8/26/2013	9/5/2013	9/13/2013
Nancy Ah Chong	5/23/2013	6/3/2013	9/24/2013
D. Reagan Horton	11/14/2013	11/22/2013	11/26/2013

The following Form 4’s were filed late:

John Victor Lattimore, Jr.	4/23/2013	4/25/2013	4/30/2013
John Victor Lattimore, Jr.	6/5/2013	6/7/2013	6/19/2013
Edward F. Cowle	6/11/2013	6/13/2013	6/24/2013
John Victor Lattimore, Jr.	6/27/2013	7/1/2013	7/2/2013
Michael D. Parnell	7/12/2013	7/16/2013	7/17/2013
John Victor Lattimore, Jr.	8/22/2013	8/24/2013	8/28/2013
Michael D. Parnell	8/27/2013	8/29/2013	9/24/2013
Kevin M. Cassidy	10/7/2013	10/9/2013	10/17/2013
J. Robert Kerrey	12/30/2013	1/2/2014	2/5/2014
Tommy Franks	12/30/2013	1/2/2014	2/5/2014
Carol Kondos	12/30/2013	1/2/2014	2/5/2014
D. Reagan Horton	12/30/2013	1/2/2014	2/5/2014
John Victor Lattimore, Jr.	12/30/2013	1/2/2014	2/5/2014
Kevin M. Cassidy	12/30/2013	1/2/2014	2/5/2014

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Since January 1, 2013, we have engaged in the following reportable transactions with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediately family members of our directors, executive officers and holders of more than 5% of our voting securities.

Properties:

    Our principal executive offices were located at 5600 Tennyson Parkway, Suite 190, Plano, Texas 75024 during 2013. This office was shared with John Victor Lattimore, Jr., Chairman of our Board of Directors, and entities affiliated with Mr. Lattimore. Since January 20, 2014, we have leased office space at 5600 Tennyson Parkway, Suite 240, Plano, Texas 75024 and no longer share offices with Mr. Lattimore.

    Since January 1, 2013, we have also rented office space from Logic at 711 Fifth Avenue, 16th Floor, New York, NY 10022 which, since May 1, 2013, has been on a month-to-month basis. Between January 1, 2013 and May 30, 2013, we paid rent of $3,750 per month, and, as of June 1, 2013, our rent is $9,250 per month.

    We previously maintained an office at 12 Gunnebo Drive, Lonoke, Arkansas 72086 for our former media business, which consisted of 4,000 square feet of office space. The office was leased for $916 per month and we leased the office on a month-to-month basis. The facilities were owned by the J.S. Parnell Trust, of which Mr. Parnell was trustee. We also maintained an office at 12 North Washington Street, Montoursville, Pennsylvania 17754 for the former media business which consisted of 4,000 square feet of office space. The office was leased from the Hoff Family Limited Partnership, which was controlled by the wife of Matthew Hoff, a stockholder and former employee. Lease payments were $2,000 per month, and we leased the office on a month-to-month basis. Both of these leases were assumed by an affiliate of Mr. Parnell in connection with the sale of the media business.

USRE Note:

    As part of the Agreement and Plan of Merger, dated July 18, 2011, by and among Colorado Rare Earths, Inc., Seaglass Holding Corp., and U.S. Rare Earths, Inc., we assumed a note in the amount of $1,418,719 payable to an entity owned by H. Deworth Williams and Edward F. Cowle, two of our previous directors who are also significant shareholders in our company. As part of the agreement, we agreed to pay $500,000 against the note and both we and the lender agreed to restructure the remaining balance. We made the $500,000 payment and the remaining note balance of $918,719 was restructured to be a non interest bearing note with principal only payments of $28,125 due at the first of each month commencing November 1, 2011 and continuing until the note is repaid, which is expected to occur on or about July 2014. The restructured note has no prepayment penalty and was secured by our mineral claims in and around the Lemhi Mining District in Idaho and the Montana Beaverhead District. On September 17, 2012, we repaid the remaining balance due of $609,343, which the two previous directors put into escrow as a result of the legal proceedings under "Settlement Agreement" below.

    H. Deworth Williams and Edward F. Cowle have requested reimbursement of expenses totaling $145,849. We have declined to pay this amount.

Notes with Affiliates of John Victor Lattimore, Jr.:

Unique Materials September 13, 2012 Note

    On September 13, 2012, we entered into a Secured Convertible Promissory Note (the “September Note”) with Unique Materials LLC (“Unique Materials”), a Texas LLC affiliated with John Victor Lattimore, Jr., Chairman of our Board of Directors, pursuant to which we borrowed $650,000 at 5% per annum interest from Unique Materials. Under the terms of the September Note, the principal and unpaid accrued interest was due the earlier of September 15, 2015 or conversion into our common stock at the demand of the holder at $2.85 per share. The September Note included a demand payment if the Chairman, President or Vice President or 20% or more of our Board of Directors was changed after September 13, 2012. The September Note was secured by all mineral claims, real properties, fixed assets, inventory and accounts receivable.

    On June 28, 2013, Unique Materials converted the outstanding principal amount due under the September Note together with interest of $25,644 into 675,644 shares of our common stock at a conversion price of $1.00 per share.

Unique Materials November 20, 2012 Note

    On November 20, 2012, we entered into an unsecured Promissory Note with Unique Materials maturing on November 20, 2015  (the “November Note”) pursuant to which we borrowed $250,000 at 5% per annum interest from Unique Materials.

    On June 28, 2013, Unique Materials converted the outstanding principal amount due under the November Note together with interest of $7,534 into 257,534 shares of our common stock at a conversion price of $1.00 per share.

Unique Materials February 4, 2013 Note

    On February 4, 2013, we entered into an unsecured Promissory Note with Unique Materials maturing on February 4, 2016 (the “February Note”) pursuant to which we borrowed $150,000 at 5% per annum interest from Unique Materials.

    On June 28, 2013, Unique Materials converted the outstanding principal amount due under the February Note together with interest of $2,950 into 152,950 shares of our common stock at a conversion price of $1.00 per share.

John and Mark Family Limited Partnership Note

    On May 21, 2013, we entered into an unsecured Promissory Note (the “May Note”) with John and Mark Family Limited Partnership (the “Partnership”) a Texas limited partnership affiliated with John Victor Lattimore, Jr., Chairman of our Board, pursuant to which we borrowed $100,000 at 5% per annum interest from the Partnership The May Note originally matured on June 30, 2013 and on June 30, 2013 the maturity date was extended to December 31, 2013.

    In substitution of the May 21, 2013 note, on June 30, 2013, the Partnership entered into a secured Promissory Note in the principal amount of $100,000 bearing interest at 5% per annum and a maturity date of December 31, 2013. The note was secured by all mineral claims, real properties, fixed assets, inventory and accounts receivable and the proceeds.

    On August 22, 2013, the Partnership converted the May Note into 66,667 shares of the Company's common stock at $1.50 per share and waived the interest due on the May Note In connection with the conversion, the Partnership executed a Release of Mortgage and cancelled all security related to the Company's real property and other assets.

Stockholder Litigation Settlement:

    In August 2012 a dispute arose out of an attempt by a group of shareholders—H. Deworth Williams, Edward Cowle and an affiliated entity—to take control of us by purportedly removing Daniel McGroarty, Greg Schifrin and Kevin Cassidy from the Board of Directors and purportedly re-electing John Victor Lattimore, Jr., H. Deworth Williams, Edward Cowle, Michael Parnell, and Harvey Kaye. At the time, Messrs. Williams and Cowle were members of our Board and were affiliates of ours prior to the time that we began acquiring our rare earth mining claims in 2010.

    On September 12, 2012, we filed an action in the Eighth Judicial District Court, Clark County, Nevada (the “Nevada Action”), entitled U.S. Rare Earths, Inc. v. Williams et al., Case No. A668230-B, challenging the validity and effectiveness of the Written Consent. On September 17, 2012, the Court in the Nevada action issued a Temporary Restraining Order (the “TRO”) prohibiting any meetings of our Board of Directors from taking place and prohibiting any persons from holding themselves out as members of our Board of Directors. On October 22, 2012, the Court in the Nevada action issued a Preliminary Injunction mirroring the prohibitions of the TRO and appointing a Special Master to assist in (a) identifying those persons who are entitled to be considered shareholders, and (b) bringing about a shareholders meeting to address the composition of our Board of Directors. The Court further decreed that no person was entitled to take any action on our behalf other than in the ordinary course of business pending a meeting of shareholders to be effectuated by the Special Master to be appointed by the Court for purposes of establishing a Board of Directors and the composition thereof.

    On February 6, 2013, all of the parties in the Nevada action entered into a Stipulation and Order to Modify the Preliminary Injunction (the “Stipulation”), to facilitate the interim operations of the company. The Stipulation modified the Preliminary Injunction with respect to our Board of Directors as follows: (a) the parties agreed that Kevin Cassidy, Daniel McGroarty, John Victor Lattimore, Jr., Winston Marshall, and Michael Parnell would comprise the members of our Board of Directors  (the “Provisional Board”), pending the election of directors by the shareholders at a duly called and held shareholders' meeting; (b) Edward F. Cowle would be immediately reinstated as a member of the Provisional Board; (c) the Provisional Board shall not ratify or approve any action of the purported Board undertaken between August 23, 2012 and October 11, 2012; and (d) the Provisional Board shall not issue any additional shares of our stock to any person without reasonable cash consideration unless all parties to the Nevada action consent to such issuance.

    In addition to the Nevada action, a parallel action was filed by H. Deworth Williams and Edward F. Cowle against the company (the “Utah Action”) entitled Williams et al. v. U.S. Rare Earths, Inc. (Case No. 2:12-cv-00905). The Utah action sought a writ of mandamus directing us to immediately recognize the Written Consent.

    On March 27, 2013, the parties in the Nevada action and the Utah action entered into a Settlement Agreement and General Release (the “Settlement Agreement”) which was approved on June 5, 2013 by the Eighth Judicial District Court, Clark County, Nevada, pursuant to which the parties agreed: (a) to dismiss the pending Nevada action and Utah action and to release all claims against one another in those actions; (b) to release any claims pertaining to our sale of 2,045,450 shares of our common stock sold to Lattimore Properties, Inc. on September 12, 2012 at a price of $0.27 per share for a total of $550,000; (c) to release any claims pertaining to our issuance of a convertible secured promissory note to Unique Materials, LLC on September 13, 2012 for $650,000 at 5% interest, convertible into the company's shares at not less than $1.00 per share; (d) to enter into a Stock Purchase Agreement pursuant to which H. Deworth Williams, Edward Cowle and Geoff Williams (the “Sellers”) will sell 1,000,000 shares of our common stock owned by the Sellers to John Victor Lattimore, Jr. or his affiliates for a total purchase price of $1,000,000; (e) to compensate Kevin Cassidy and his affiliated companies for their consulting services by issuing to them 3,000,000 shares of restricted stock plus a convertible unsecured promissory note for $650,000, convertible into our common stock at a conversion price of $1.00 per share; (f) to grant to defendants H. Deworth Williams, Edward Cowle, Geoff Williams, Blue Cap Development Corp. and their affiliated entity, Thorium Energy, Inc., a right of first refusal—consistent with the terms and conditions put forth by a bona fide third-party commercial bidder to be determined by the parties—for a period of 10 years with respect to a contract for the disposition of thorium in connection with our mining of rare earth elements on our Lemhi Pass claims; and (g) to issue to John Victor Lattimore, Jr. or one of his affiliated companies an option to purchase up to 3,000,000 shares of our common stock at a price of $1.00 per share and upon such other terms as are determined by our Board of Directors.

    The Settlement Agreement also contains certain contingent agreements, which are conditioned upon our completion of a stock offering and/or PIPE transaction of more than $6 million in the aggregate by the end of 2015. If we successfully complete such a stock offering and/or PIPE transaction, we have agreed to: (a) assume and maintain the lease of certain offices of the company located in Salt Lake City, Utah; (b) reimburse H. Deworth Williams for certain business costs and expenses incurred for the benefit of the company in an amount not to exceed $145,000; (c) reimburse defendants H. Deworth Williams, Edward Cowle, Geoff Williams and Blue Cap Development Corp. for their costs and fees incurred in the Nevada action and the Utah action in an amount not to exceed $150,000; (d) to retrieve or "claw back" not less than 2.1 million shares of our common stock that were authorized for issuance to Michael Parnell, Matthew Hoff, H. Deworth Williams, Winston Marshall, Greg Schifrin, Geoff Williams and Edward Cowle for non cash consideration and future services; and (e) to employ Edward Cowle as a senior level executive with the company.

    As of December 31, 2013, we had not raised $6,000,000 in equity through either a PIPE or secondary offering of our common stock, and, as a result, had not undertaken any of the obligations described above.

    As part of the Settlement Agreement, the parties also agreed to enter into a Voting Shareholder Agreement (the “Voting Agreement”) pursuant to which the parties will vote their respective shares to ensure that the size of our Board of Directors will remain at seven members (unless increased pursuant to our bylaws or by applicable Nevada law), with (a) five members to be nominated by the Lattimore Shareholder Group (consisting of John Victor Lattimore, Jr., Unique Materials LLC, Michael Parnell, Matthew Hoff, Kevin Cassidy, Daniel McGroarty and Winston Marshall), two of whom shall be independent directors; and (b) two members to be nominated by the Blue Cap Shareholder Group (consisting of Edward Cowle, H. Deworth Williams, Geoff Williams, Blue Cap Development Corp., and Children's International Obesity Fund, Inc.).

    The Voting Agreement also provides: (a) that the number of members of our Board of Directors is to remain at seven unless increased pursuant to the provisions of our bylaws and applicable Nevada law; (ii) each slate of directors shall be approved by both the Lattimore Shareholders and the Blue Cap Shareholders; (iii) that no individual who is 75 years or older may serve on our Board of Directors nor may any descendant of an individual who is less than 75 year of age may serve on our Board of Directors; and (iv) that our Board of Directors shall meet at least quarterly in accordance with an agreed schedule. The Voting Agreement also restricts the transfer and sale of restricted shares of our common stock. The Voting Agreement is effective until March 14, 2015, and is automatically null and void and of no further effect upon expiration without any action required of any party to the agreement.

Private Placement with Lattimore Properties, Inc.:

    On September 12, 2012, we closed a private placement with Lattimore Properties, Inc., a Texas company (“Lattimore Properties”) affiliated with John Victor Lattimore, Jr., Chairman of the Board. The private placement consisted of the sale of an aggregate of 2,045,450 shares of our common stock for $550,000, or $0.27 per share.

Lattimore Option:

    On March 8, 2013, we entered into an Option Purchase Agreement with Lattimore Properties, Inc. (“Lattimore Properties”) pursuant to which we granted Lattimore Properties a three-year option to purchase up to 3,000,000 shares of our common stock, at $1.00 per share, for a purchase price of $75,000. The effectiveness of the option was conditioned on approval of the Settlement Agreement.

Repurchase Option Agreements:

    We entered into repurchase option agreements with existing stockholders, including Harvey Kaye, Edward Cowle, H. Deworth Williams, Daniel McGroarty, and an affiliate of Michael Parnell, under which we (i) acquired 100,000 shares of our common stock at $1.00 per share during September 2013, (ii) acquired 952,001 shares of our common stock at $1.00 per share during October 2013, and (iii) acquired 2,268,999 shares of our common stock at $1.00 per share during December 31, 2013 with payment during the three months ended March 31, 2014, with a portion of the payment in the amount of $1,344,999 made during the quarter ended March 31, 2014 and the balance of $924,000 due during the remainder of 2014. We also obtained the right to acquire up to 800,000 shares of our common stock at $1.00 per share until April 30, 2014 (which has expired), the right to acquire up to 800,000 shares of our common stock at $1.10 per share until December 31, 2014, the right to acquire up to 800,000 shares of our common stock at $1.00 per share until December 31, 2014 (of which the right to acquire 600,000 shares has expired), and the right to acquire up to 400,000 shares of our common stock at $1.10 per share on or before January 1, 2015 from existing stockholders. In addition, we have agreed to repurchase 50,000 shares of our common stock by September 22, 2014 at $1.10 per share and 150,000 shares of our common stock by October 15, 2014 at $1.10 per share from an existing stockholder.

Conversion of Liability with Logic International Consulting Group, LLC and Kevin Cassidy:

    Effective March 11, 2011, we entered into a Services Agreement with Logic International Consulting Group, LLC (“Logic”) a company controlled by Kevin Cassidy, who serves as our Chief Executive Officer, to provide consulting services to us for executive management services, assistance with functional operation, corporate governance matters, treasury and cash management development, and capital management. On June 28, 2013, we converted $800,000 of fees owed to Logic for services under the services agreement into 800,000 of our common stock at $1.00 per share.

Warrants or Other Rights Issued to Affiliates:

    On March 21, 2013, Diane Cassidy, sister of Kevin Cassidy, our Chief Executive Officer, exercised a warrant on a cashless basis resulting in the issuance of 194,445 shares of our common stock. The warrant was originally issued to Logic as compensation for services.

Forfeiture of Shares:

    On June 28, 2013, Mr. Parnell and Mr. Hoff each forfeited 750,000 shares of the 1,250,000 issuance discussed above. This 1,500,000 forfeiture is part of the retrieval or "claw back" of not less than 2.1 million shares of our common stock that were authorized for issuance to certain individuals on August 27, 2012 for non-cash consideration and future services in connection with the Settlement Agreement.

    On September 26, 2013, McKim and Company LLC and James J. Cahill, an affiliate of Logic, forfeited 210,938 shares of our common stock.

Sale of Media Business:

    On January 28, 2014, we entered into a binding letter of intent to sell the common stock of Media Depot, Inc. (“Media Depot”), our former media business subsidiary, and certain related media assets of ours to Michael D. Parnell, our former Chief Executive Officer, National Accounts Director and Director, or an affiliate of Mr. Parnell.

    On May 12, 2014, we and Mach One Media Group, Inc.(“Mach One”) entered into a Master Sale Agreement and related Share Purchase Agreement and Asset Purchase Agreement pursuant to which Mach One acquired all of the outstanding stock of Media Depot and acquired the assets and assumed the liabilities of ours related to the media business, effective January 1, 2014. Mach One is an affiliate of Michael Parnell, our former Chief Executive Officer, and Director and National Accounts Director.

    In addition, we and the Michael D. Parnell Living Trust (the “Parnell Trust”) entered into an amendment to the Repurchase Option Agreement dated January 28, 2014, whereby we were granted the option to repurchase up to 800,000 shares of our common stock from the Parnell Trust at $1.00 per share (of which the option to repurchase 400,000 shares has since expired). The amendment extends the date on which we may exercise the right to repurchase the first 200,000 shares from March 15, 2014 to June 15, 2014 such that we may, at our option, repurchase 400,000 shares on or before June 15, 2014 and a further 200,000 shares on each of September 15, 2014 and December 15, 2014.

Policies and Procedures for Related Person Transactions

    We have operated under a Code of Conduct since 2012, which we amended in September 2013. Our Code of Conduct requires all employees, officers and directors, without exception, to avoid the engagement in activities or relationships that conflict, or would be perceived to conflict, with our interests.

    In July 2014, we adopted a related person transaction policy pursuant to which our executive officers, directors and principal stockholders, including their immediate family members, will not be permitted, subject to certain exceptions, to enter into a related person transaction with us in which the amount involved exceeds $120,000 without the consent of our Audit Committee  or by a majority of our disinterested directors. All of our directors and executive officers will be required to report to our Audit Committee any such related person transaction. In approving or rejecting the proposed transaction, our Audit Committee will satisfy itself that it has been fully informed as to the related person relationship and interest and as to the material factors of the proposed related person transaction and that the related person transaction is fair to us. A copy of our related person transactions policy is available on our website at www.usrareearths.com.

    Prior to the adoption of our related person transaction policy, there was a legitimate business reason for all the related person transactions described above and we believe that, where applicable, the terms of the transactions are no less favorable to us than could be obtained from an unrelated person.

    Our Board of Directors reviews all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest.

    As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related person are disclosed.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

    Our Audit Committee has appointed PMB Helin Donovan, LLP (“PMB”), to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014. PMB was first engaged by us on January 23, 2012.

    The Audit Committee and the Board are requesting, as a matter of policy, that stockholders ratify the selection of PMB. The Audit Committee and the Board are not required to take any action as a result of the outcome of the vote on this proposal. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders. If the appointment is not ratified, the Board will consider its options.

    A representative of PMB is expected to be present at the Annual Meeting. He or she will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

    Our Board of Directors engaged PMB to perform an annual audit of our financial statements for the years ended December 31, 2013 and 2012. The following is the breakdown of aggregate fees paid the last two fiscal years:

	Years Ended,
	December 31, 2013	December 31, 2012
Audit fees (1)	$14,081	$27,498
Audit related fees (2)	10,000	14,000
Tax fees (3)	-	-
All other fees (4)	-	-

	$24,081	$41,498

(1)	"Audit fees" are fees paid for professional services for the audit of our financial statements.

(2)
“Audit-Related fees” are fees to us for services not included in the first two categories, specifically, SAS 100 reviews, SEC filings and consents, and accounting consultations on matters addressed during the audit or interim reviews, and review work related to quarterly filings.

(3)	“Tax Fees” are fees primarily for tax compliance in connection with filing US income tax returns.

(4)	“All Other Fees” are fees primarily for acquisition services.

Pre-Approval Policies and Procedures

    The Audit Committee pre-approves all audit and non-audit services performed by our auditor and the fees to be paid in connection with such services in order to assure that the provision of such services does not impair the auditor’s independence.

 Required Vote

    The affirmative vote of the majority of the votes cast at the Annual Meeting is required for the ratification of the appointment of PMB as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF PMB HELIN DONOVAN, LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014

AUDIT COMMITTEE REPORT

    The following Audit Committee Report shall not be deemed to be "soliciting material," "filed" with the SEC, or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

    The Audit Committee, on behalf of our Board of Directors, serves as an independent and objective party to monitor and provide general oversight of the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our independent registered public accounting firm and our standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee Charter.

    Our management is responsible for preparing our financial statements and managing our financial reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles in the United States of America. The Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of our financial reporting.

    In this context, the Audit Committee reviewed and discussed our audited financial statements for the year ended December 31, 2013 with management and with our independent registered public accounting firm. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by the statement on Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of our annual financial statements.

    The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from us and our management.

    Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013.

Respectfully submitted by the Audit Committee,

Mark Crandall, Chairman
Senator J. Robert Kerrey
Carol Kondos

FUTURE STOCKHOLDER PROPOSALS

    Stockholders interested in submitting a proposal to be considered for inclusion in our proxy statement for the 2015 annual meeting of stockholders may do so by following the procedures prescribed by Exchange Act Rule 14a-8. To be eligible for inclusion, proposals must be submitted in writing U.S. Rare Earths, Inc., 5600 Tennyson Parkway, Suite 240, Plano, Texas, 75024, Attn: Secretary and received by us on or before June 17, 2015.

    If a stockholder does not submit a proposal for inclusion in our proxy statement for the 2015 annual meeting of stockholders, but instead wishes to present it directly at the 2015 Annual Meeting of Stockholders, our bylaws generally require that the stockholder notify us in writing on or before September 21, 2015, but no earlier than August 22, 2015, for the proposal to be included in our proxy material relating to that meeting. In addition, such proposal must also include a brief description of the business to be brought before the 2015 Annual Meeting, the stockholder's name and record address, the number of shares of our common stock that are owned beneficially or of record by such stockholder, a description of any arrangements or understandings between the stockholder and any other person in connection with such proposal and any material interest of such stockholder in such proposal, and otherwise comply with our bylaws. If the stockholder wishes to nominate one or more persons for election as a director, such stockholder's notice must comply with additional provisions as set forth in our bylaws, including certain information with respect to the persons nominated for election as directors and any information relating to the stockholder that would be required to be disclosed in a proxy statement filing. Any such proposals should be directed to the Secretary, U.S. Rare Earths, Inc., 5600 Tennyson Parkway, Suite 240, Plano, Texas, 75024.

OTHER MATTERS

    We know of no other business which will be presented at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote the shares represented thereby in accordance with their judgment on such matters.

DELIVERY OF PROXY MATERIALS

    Our annual report on Form 10-K/A for the fiscal year ended December 31, 2013, including audited financial statements, accompanies this proxy statement. Copies of any exhibits thereto are available from the Company without charge upon written request of a stockholder. Copies of these materials are also available online through the Securities and Exchange Commission at www.sec.gov. The Company may satisfy SEC rules regarding delivery of proxy materials, including the proxy statement, annual report and notice, by delivering a single notice and, if applicable, a single set of proxy materials to an address shared by two or more Company stockholders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only one notice and, if applicable, a single set of proxy materials to multiple stockholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another stockholder and have received multiple copies of our notice and/or other proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the notice and, if applicable, other proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the notice and, if applicable, other proxy materials, as requested, to a stockholder at a shared address to which a single copy of the notice and/or other proxy materials was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a notice and, if applicable, other proxy materials either now or in the future, please contact the Company's Secretary at U.S. Rare Earths, Inc., 5600 Tennyson Parkway, Suite 240, Plano, Texas, 75024 or by telephone at (972) 294-7116. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of a notice and, if applicable, other proxy materials either now or in the future, please contact your brokerage firm or bank.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

   Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held November 20, 2014. The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K/A for the year ended December 31, 2013 are available at:  www.mtrcoproxy.com/usrareearths

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY

By Order of the Board of Directors,

/s/ John Victor Lattimore, Jr.
John Victor Lattimore, Jr.
Chair of the Board of Directors

Form of Proxy Card

U.S. RARE EARTHS, INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON NOVEMBER 20, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder hereby appoints Kevin Cassidy, our Chief Executive Officer, and F. Scott Chrimes, our Chief Financial Officer, as your representatives at the Annual Meeting or either of them (each with full power to act alone), as attorneys and proxies for the undersigned, with the power to appoint his or her substitute, to represent and to vote all the shares of common stock of U.S. Rare Earths, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held at Marriott at Legacy Town Center, located 7121 Bishop Road, Plano, TX 75024, on Thursday, November 20, 2014, at 1:30 p.m., Central Time, and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

    In their discretion, the Proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

    This proxy, when properly executed, will be voted in the manner directed on the reverse side by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the re-election of the named nominees as directors, and FOR Proposals 2 and 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(IMPORTANT--This Proxy must be signed and dated on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held November 20, 2014. The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K/A for the year ended December 31, 2013 are available at:  www.mtrcoproxy.com/usrareearths

1.	Re-election of eight directors.

NOMINEES:

(1) Kevin Cassidy	☐ FOR ALL NOMINEES
(2) John Victor Lattimore, Jr.	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
(3) Mark Crandall	☐ FOR ALL EXCEPT
(4) General (ret) Tommy Franks (5) Reagan Horton (6) Senator J. Robert Kerrey (7) Carol Kondos (8) Nancy Ah Chong
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and, in the list to the left, strike a line through the name of the nominee for whom you wish to withhold your vote.

2.	To ratify the appointment of PMB Helin Donovan, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the November 20, 2014 meeting.

Signature of Stockholder                                                                                                                                 Date:

Signature of Stockholder                                                                                                                                 Date:

NOTE: Please sign exactly as your name or names appear hereon. When shares are held by joint owners, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.